PURSUANT TO SECTION 13 OF 15 (D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Date  of  Report  (Date  of  earliest  event  reported):  May  20,  2002


                        SYMONS INTERNATIONAL GROUP, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


Indiana                         0-29042                   35-1707115
(State  or  other               (Commission               (IRS  Employer
Jurisdiction  of                File  Number)             Identification  No.)
Incorporation)


                4720 Kingsway Drive, Indianapolis, Indiana 46205
                    (Address of principal executive offices)

       Registrant's telephone number, including area code:  (317) 259-6300

                                 Not Applicable
          (Former name or former address, if changed since last report)

ITEM  5.     OTHER  EVENTS
             ------------
Symons International Group, Inc. ("Company") announced on June 10, 2002 that Alan G. Symons has retired from the Company and that Gene S. Yerant's employment with the Company ended on May 20, 2002. See the attached press release.


ITEM  7.      FINANCIAL  STATEMENTS  AND  EXHIBITS
              ------------------------------------

(1)     Financial  Statements:  None.

(2)     Proforma  Financial  Equation:  None.

(3)     Exhibits:

        (1)  Press  release  issued  June  10,  2002.



                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                               [GRAPHIC  OMITED]




                               [GRAPHIC  OMITED]


Date:  June  10,  2002                    SYMONS  INTERNATIONAL  GROUP,  INC.
                                          By: /s/ Douglas H. Symons__________
                              Douglas  H.  Symons,  Chief  Executive  Officer



Exhibit  (1)


                               [GRAPHIC  OMITED]



JUNE  10,  2002

AT  THE  COMPANY:
Douglas  Symons
(317)  259-6413
E-mail:   dsymons@sigins.com


  SYMONS INTERNATIONAL GROUP, INC.  ANNOUNCES THE RETIREMENT OF ALAN G. SYMONS


Indianapolis,  Indiana  (June 10, 2002) - Symons International Group, Inc. (OTC:
SIGC.OB), a provider of nonstandard automobile insurance announced today that Alan G. Symons is retiring from the Company.

The Company today announced the retirement of Alan G. Symons, the Company's Vice Chairman of the Board, and the President and Chief Executive Officer of Goran Capital Inc., the Company's parent company. After 32 years of service, Alan G. Symons has decided to retire from the Company and its affiliates in order to start a new business solutions company. Alan G. Symons also resigned as a director of the Company and its affiliates. "We will miss Alan's leadership," said Douglas H. Symons, President and Chief Executive Officer of the Company. Douglas H. Symons was also elected as the President and Chief Executive Officer of Goran Capital Inc. on May 31, 2002.

The Company also announced today that Gene S. Yerant's employment with the Company ended on May 20, 2002. Douglas H. Symons will reassume operational responsibility for the Company's nonstandard automobile insurance business.